Exhibit 23c3



                               CONSENT OF COUNSEL


                  We consent to the reference to us and to the inclusion of the summary of our opinion under the caption "Federal Income Tax Consequences" in the Prospectus containing the information required by Part I of Form S-8 and related to this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 filed by Fortune Brands, Inc. in respect of the Fortune Brands, Inc. 1999 Long-Term Incentive Plan.



                                                     CHADBOURNE & PARKE LLP


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April 30, 2002